Exhibit (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares Of Common Stock
of
OPTIONABLE, INC.
at
$0.035 NET PER SHARE
Pursuant to the Offer to Purchase dated June 13, 2011
by
MARK NORDLICHT

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON FRIDAY, JULY 15, 2011, UNLESS THE
TENDER OFFER IS EXTENDED.

June 13, 2011
To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 13, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Mark Nordlicht (the “Purchaser”), to purchase for cash all outstanding shares of common stock, $0.0001 par value per share (the “Shares”) of Optionable, Inc., a Delaware corporation (“Optionable”), at a purchase price of $0.035 per Share, net to the sellers in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account.  A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.           The offer price for the Offer is $0.035 per Share, net to you in cash, without interest thereon and less any required withholding taxes.

2.           The Offer is being made for all outstanding Shares.

3.           The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, July 15, 2011 unless the Offer is extended by the Purchaser.

4.           The Offer is subject to certain conditions described in Section 14 (“Certain Conditions of the Offer”) of the Offer to Purchase.

5.           Tendering shareholders who are registered shareholders or who tender their Shares directly to VStock Transfer LLC (the “Depositary”), will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested.  Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
OPTIONABLE, INC.
at
$0.035 NET PER SHARE
Pursuant to the Offer to Purchase dated June 13, 2011
by
MARK NORDLICHT

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 13, 2011, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by Mark Nordlicht (the “Purchaser”) to purchase for cash all outstanding shares of common stock, $0.0001 par value per share (the “Shares”) of Optionable, Inc., a Delaware corporation (“Optionable”), at a purchase price of $0.035 per Share, net to the sellers in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: __________________ SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder.  If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:_____________, 2011

(If registration is in more than one name, all holders must sign.)

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